Exhibit 99.1

Barnes & Noble Reports Fiscal 2017 First Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--September 8, 2016--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2017 first quarter ended July 30, 2016.

Total sales for the first quarter were $913.9 million, declining 6.6% as compared to the prior year. Retail sales, which include Barnes & Noble stores and BN.com, declined 6.1% to $881.7 million for the quarter. Comparable store sales declined 6.0% for the quarter, softer than the Company’s expectations, due in large part to lower traffic and the challenging retail environment. NOOK sales, which include digital content, devices and accessories, declined 24.5% to $41.0 million for the quarter.

Retail incurred an operating loss of $7.4 million during the quarter, which includes severance charges and consulting fees of $7.9 million resulting from Retail’s cost reduction initiatives. NOOK incurred an operating loss of $14.0 million, which includes severance and transitional costs of $7.2 million related to the previously announced outsourcing of certain NOOK services and the closure of its California and Taiwan offices.

The consolidated first quarter net loss from continuing operations was $14.4 million, or $0.20 per share, as compared to a loss from continuing operations of $7.8 million, or $0.27 per share, in the prior year. Excluding the charges noted above, the consolidated first quarter net loss from continuing operations would have been $5.0 million, or $0.07 per share.

Retail generated EBITDA of $17.6 million, inclusive of the Retail charges noted above. Excluding the charges, Retail EBITDA would have been $25.5 million, a decline of $19.8 million versus the prior year, primarily as a result of the sales decrease.

NOOK EBITDA losses were $7.9 million, which includes the NOOK charges noted above. Excluding the charges, NOOK EBITDA losses would have been $0.7 million, improving $16.6 million as compared to a year ago, due primarily to the Company’s cost rationalization efforts.

On a consolidated basis, the Company generated first quarter EBITDA of $9.6 million. Excluding the charges noted above, consolidated EBITDA would have been $24.7 million, or $3.2 million lower than the prior year.

Return of Capital

During the quarter, the Company returned $20.8 million in cash to its shareholders, including $11.1 million in dividends and $9.7 million through share repurchases. The Company acquired approximately 830,000 shares at an average price of $11.73 during the quarter under its share repurchase program.

Outlook

The Company remains focused on executing its previously announced strategic initiatives to increase sales and reduce expenses. Given the softer than expected sales results to date, and the expected continuation of the challenging retail environment, the Company now expects fiscal 2017 comparable store sales to decline in the low single digits.

Although the Company is reducing its comparable store sales expectations, through its expense reduction initiatives, it continues to expect full year consolidated EBITDA to be in a range of $200 million to $250 million. Retail EBITDA is expected to be in a range of $240 million to $280 million, excluding the impact of any charges related to its cost reduction initiatives and costs associated with the recent CEO departure. NOOK EBITDA losses are expected to decline to a range of $30 million to $40 million, including previously announced transitional costs.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, September 8, 2016, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report fiscal 2017 second quarter results on or about December 1, 2016.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is a Fortune 500 company, the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 638 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The NOOK Digital business offers a lineup of popular NOOK (www.nook.com) tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4 million digital books in the US plus periodicals, comics, apps, movies and TV shows, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business and the digital business not being able to perform its obligations under the Samsung commercial agreement and the consequences thereof, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to its new store concept and e-commerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended
	July 30, 2016	August 1, 2015

Sales	$913,882	$978,559
Cost of sales and occupancy	636,343	678,461
Gross profit	277,539	300,098
Selling and administrative expenses	267,891	272,130
Depreciation and amortization	31,037	33,653
Operating loss	(21,389)	(5,685)
Interest expense, net	1,629	2,919
Loss before taxes	(23,018)	(8,604)
Income taxes	(8,602)	(853)
Net loss from continuing operations	(14,416)	(7,751)
Loss from discontinued operations	-	(27,123)
Net loss	$(14,416)	$(34,874)

Basic loss per common share:
Loss from continuing operations	$(0.20)	$(0.27)
Loss from discontinued operations	-	(0.41)
Basic loss per common share	$(0.20)	$(0.68)

Diluted loss per common share:
Loss from continuing operations	$(0.20)	$(0.27)
Loss from discontinued operations	-	(0.41)
Diluted loss per common share	$(0.20)	$(0.68)

Weighted average common shares outstanding:
Basic	72,903	65,547
Diluted	72,903	65,547

Dividends declared per common share	$0.15	$0.15

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales and occupancy	69.6%	69.3%
Gross profit	30.4%	30.7%
Selling and administrative expenses	29.3%	27.8%
Depreciation and amortization	3.4%	3.4%
Operating loss	-2.3%	-0.6%
Interest expense, net	0.2%	0.3%
Loss before taxes	-2.5%	-0.9%
Income taxes	-0.9%	-0.1%
Net loss from continuing operations	-1.6%	-0.8%
Loss from discontinued operations	0.0%	-2.8%
Net loss	-1.6%	-3.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended
		July 30, 2016	August 1, 2015

Sales
	Retail	$881,713	$938,998
	NOOK	41,048	54,335
	Elimination	(8,879)	(14,774)
Total		$913,882	$978,559

Gross Profit
	Retail	$258,287	$281,784
	NOOK	19,252	18,314
Total		$277,539	$300,098

Selling and Administrative Expenses
	Retail	$240,692	$236,480
	NOOK	27,199	35,650
Total		$267,891	$272,130

EBITDA
	Retail	$17,595	$45,304
	NOOK	(7,947)	(17,336)
Total		$9,648	$27,968

Depreciation and Amortization
	Retail	$(24,962)	$(24,780)
	NOOK	(6,075)	(8,873)
Total		$(31,037)	$(33,653)

Operating Income (Loss)
	Retail	$(7,367)	$20,524
	NOOK	(14,022)	(26,209)
Total		$(21,389)	$(5,685)

Net Loss
	Operating loss	$(21,389)	$(5,685)
	Interest expense, net	(1,629)	(2,919)
	Income taxes	8,602	853
	Loss from discontinued operations	-	(27,123)
Total		$(14,416)	$(34,874)

Percentage of sales:

Gross Margin
	Retail	29.3%	30.0%
	NOOK	59.8%	46.3%
Total		30.4%	30.7%

Selling and Administrative Expenses
	Retail	27.3%	25.2%
	NOOK	84.6%	90.1%
Total		29.3%	27.8%

EBITDA
	Retail	2.0%	4.8%
	NOOK	-24.7%	-43.8%
Total		1.1%	2.9%

Depreciation and Amortization
	Retail	-2.8%	-2.6%
	NOOK	-18.9%	-22.4%
Total		-3.4%	-3.4%

Operating Income (Loss)
	Retail	-0.8%	2.2%
	NOOK	-43.6%	-66.2%
Total		-2.3%	-0.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 30, 2016	August 1, 2015

ASSETS
Current assets:
Cash and cash equivalents	$14,279	$21,165
Receivables, net	102,289	64,389
Merchandise inventories, net	988,172	1,018,290
Prepaid expenses and other current assets	118,588	118,922
Current assets of discontinued operations	-	833,519
Total current assets	1,223,328	2,056,285

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,052,576	1,055,067
Fixtures and equipment	1,578,172	1,556,049
	2,633,289	2,613,657
Less accumulated depreciation and amortization	2,343,382	2,283,038
Net property and equipment	289,907	330,619

Goodwill	211,276	215,197
Intangible assets, net	310,713	315,277
Other non-current assets	12,930	6,537
Non-current assets of discontinued operations	-	623,218
Total assets	$2,048,154	$3,547,133

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$579,777	$601,300
Accrued liabilities	307,374	313,455
Gift card liabilities	360,679	344,239
Current liabilities of discontinued operations	-	699,032
Total current liabilities	1,247,830	1,958,026

Long-term debt	64,600	-
Deferred taxes	54,290	15,739
Other long-term liabilities	111,341	158,562
Non-current liabilities of discontinued operations	-	76,406

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
111,416 and 110,382 shares issued, respectively	112	110
Additional paid-in capital	1,740,843	2,134,484
Accumulated other comprehensive income (loss)	198	(16,533)
Retained earnings	(50,007)	301,264
Treasury stock, at cost, 38,845 and 34,892 shares, respectively	(1,121,053)	(1,080,925)
Total Barnes & Noble, Inc. shareholders' equity	570,093	1,338,400
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$2,048,154	$3,547,133

BARNES & NOBLE, INC. AND SUBSIDIARIES
Loss Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended
	July 30, 2016	August 1, 2015
Numerator for basic loss per share:
Net loss from continuing operations attributable to Barnes & Noble, Inc.	$(14,416)	$(7,751)
Less allocation of dividends to participating securities	(203)	-
Inducement fee paid upon conversion of Series J preferred stock	-	(3,657)
Preferred stock dividends paid in shares	-	(1,783)
Accretion of dividends on preferred stock and membership units	-	(4,204)
Net loss from continuing operations available to common shareholders	$(14,619)	$(17,395)
Net loss from discontinued operations available to common shareholders	-	(27,123)
Net loss available to common shareholders	$(14,619)	$(44,518)

Numerator for diluted loss per share:
Net loss from continuing operations available to common shareholders	$(14,619)	$(17,395)
Net loss from discontinued operations available to common shareholders	-	(27,123)
Net loss available to common shareholders	$(14,619)	$(44,518)

Denominator for basic and diluted loss per share:
Basic and diluted weighted average common shares	72,903	65,547

Basic loss per common share:
Loss from continuing operations	$(0.20)	$(0.27)
Loss from discontinued operations	-	(0.41)
Basic loss per common share	$(0.20)	$(0.68)

Diluted loss per common share:
Loss from continuing operations	$(0.20)	$(0.27)
Loss from discontinued operations	-	(0.41)
Diluted loss per common share	$(0.20)	$(0.68)

BARNES & NOBLE, INC. AND SUBSIDIARIES
Forward-Looking Statement Non-GAAP Reconciliation
(In millions)
(Unaudited)

		Forward-Looking Range

EBITDA
	Retail	$240	$280
	NOOK	(40)	(30)
Total		$200	$250

Operating Profit
	EBITDA	$200	$250
	Depreciation and amortization	(120)	(120)
Total		$80	$130

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating
Senior Vice President
Corporate Communications
(212) 633-3323
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Andy Milevoj
Vice President, Investor Relations
(212) 633-3489
amilevoj@bn.com